MEZZANINE CAPITAL & INCOME TRUST 2001 PLC
                      C/O JORDAN/ZALAZNICK ADVISERS, INC.
                              9 WEST 57TH STREET
                           NEW YORK, NEW YORK 10019




                                                            September 1, 1994




Burger King Corporation
17777 Old Cutler Road
Miami, Florida  33102


Attention:  Mr. Craig Prusher


         Re:      (1)      Pledge Agreement, dated as of September 1, 1994
                           (the "Mezzanine Pledge Agreement"), between NRE
                           Holdings, Inc., a Delaware corporation (the
                           "Company"), and Mezzanine Capital & Income Trust
                           2001 PLC, a public company incorporated in England, individually ("MCIT"), and as agent (the
                           "Mezzanine Agent") for itself and the other
                           Noteholders (as defined therein).

                  (2) Guaranty, Indemnification and Acknowledgement of Franchise Agreements dated as of September 1, 1994 (the "Holdings Franchise Guaranty"), between the Company and Burger King Corporation, a Florida corporation ("BKC").

                  (3) Intercreditor Agreement, dated as of September 1, 1994 (the "BKC Intercreditor Agreement"), among BKC, the Company, Lawrence Jaro, William Osborn and Gary Hubert, National Restaurant Enterprises, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("NRE") as Franchisee thereunder, The First National Bank of Boston, a national banking association, as agent (the "Senior Agent") for the Banks (as defined in the BKC Intercreditor Agreement), and MCIT.


Dear Mr. Prusher:


         In satisfaction of the conditions to MCIT's funding on the date hereof the purchase of notes of the Company in the aggregate principal amount of $11,000,000 (the "MCIT Notes") under the Purchase Agreement, please execute and return to the Mezzanine Agent (as defined in the Mezzanine Pledge Agreement) the enclosed counterpart of this letter to evidence an agreement between BKC and the Mezzanine Agent that all obligations of the Company pursuant to the Holdings Franchise Guaranty shall be subordinate and junior in right of payment to Mezzanine Debt (as defined







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below) in the manner and with the effect provided in this letter agreement, and BKC, by its signature below, agrees to be bound by the terms hereof.

         Section 1. Acceleration, Dissolution, etc. In the event that the maturity of all of the principal amount of the MCIT Notes or Seller Notes (as defined in the Pledge Agreement) shall have been accelerated in accordance with their terms, then and in any such event and only if and to the extent that a Mezzanine Recovery Amount shall exist, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions of this letter agreement, would otherwise be payable or deliverable upon or in respect of the Holdings Franchise Guaranty, shall instead be paid over or delivered to the Mezzanine Agent for application to Mezzanine Debt and, until the Mezzanine Debt has been repaid in full, BKC shall not receive any such payment or distribution or benefit therefrom.

         Section 2. Turnover. In the event that, notwithstanding the provisions of Section 1, any such direct or indirect payment or distribution shall be received by BKC in contravention of the provisions of any such Section, such payments and distributions shall be held in trust for the benefit of, and upon receipt by BKC of written notice that such payment or distribution has been made in violation of Section 1 hereof, shall be immediately paid over to, the Mezzanine Agent for application to the pro rata payment of all Mezzanine Debt at the time outstanding until all such Mezzanine Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Mezzanine Debt.

         Section 3. Unconditional Obligation, etc. Nothing contained in this letter agreement is intended to or shall impair, as between the Company, its creditors (other than the holders of Mezzanine Debt), and BKC, the obligation of the Company, which is absolute and unconditional, to pay to BKC all amounts owing under the Holdings Franchise Guaranty as and when such amounts become due and payable in accordance with the terms thereof, or to in any way affect the relative rights of BKC and creditors of the Company other than the holders of Mezzanine Debt. Subject to the payment in full of all Mezzanine Debt, BKC shall be subrogated to the rights of the holders of Mezzanine Debt to receive payments or distributions of assets of the Company made on the Mezzanine Debt until all obligations of the Company under the Holdings Franchise Guaranty shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Mezzanine Debt of any cash, property or securities to which BKC would be entitled except for these provisions shall, as between the Company and its creditors (other than the holders of Mezzanine Debt and BKC) be deemed to be a payment by the Company to or on account of Mezzanine Debt,

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it being understood that these provisions are intended solely for the purpose of defining the relative rights of the holders of Mezzanine Debt, on the one hand, and BKC on the other hand.

         Section 4. Waivers, etc. BKC hereby waives any and all notice of renewal, extension or accrual of any Mezzanine Debt, present or future, and agrees and consents that without notice to or assent by BKC:

                  (a) the obligations and liabilities of the Company or any other party or parties for or upon the Mezzanine Debt (and/or any promissory note(s), security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

                  (b) the holders of MCIT Notes Debt may exercise or refrain from exercising any right, remedy or power granted by the Purchase Agreement, any Purchase Document (as defined in the Purchase Agreement) or any other document creating, evidencing or otherwise related to MCIT Notes or at law, in equity or otherwise, with respect to MCIT Notes or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including the right to perfect any lien or security interest created in connection therewith);

                  (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for Mezzanine Debt, and any rights or remedies of the holders of Mezzanine Debt in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived or extended by the holders of Mezzanine Debt; and

                  (d) any balance or balances of funds with the holders of Mezzanine Debt at any time standing to the credit of the Company or any guarantor of any Mezzanine Debt may, from time to time, in whole or in part, be surrendered or released, all as the holders of Mezzanine Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to Mezzanine Debt provided for herein. The holders of Mezzanine Debt shall not be prejudiced in their right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.

         Section 5. Amendment of Subordination Provisions. The subordination provisions contained herein are for the benefit of

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the holders of Mezzanine Debt and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the holders of Mezzanine Debt and BKC.

         Section 6. Notice to BKC. The Company shall give prompt written notice to BKC of any fact known to the Company which would prohibit the making of any payment to BKC under this letter agreement. Notwithstanding the provisions of this letter agreement to the contrary, BKC

                  (a) shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to MCIT under this letter agreement in respect of the Holdings Franchise Guaranty, unless and until BKC shall have received written notice by certified mail thereof from the Company, the Mezzanine Agent or a holder of Mezzanine Debt or from any trustee therefor (and, prior to the receipt of any such written notice, BKC shall be entitled in all respects to assume that no such facts exist); and

                  (b) shall be entitled to receive and permanently retain all payments made by or on behalf of the Company prior to receipt by BKC under this letter agreement of any such written notice.

         Section 7. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this letter agreement, BKC shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person (as defined in the Purchase Agreement) making such payment or distribution, delivered to BKC, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Mezzanine Debt and other Indebtedness (as defined in the Purchase Agreement) of the Company, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the provisions of this letter agreement.

         Section 8. Bankruptcy. (a) Notwithstanding anything in this letter agreement to the contrary this Letter Agreement shall become null and void and the parties hereto shall have no rights or responsibilities in respect of each other pursuant hereto (i) from and after such time that a petition is filed with respect to NRE or the Company (voluntary or involuntary) under Chapter 11 or Chapter 7 of the U.S. Bankruptcy Code (the "Code") or any other similar law or proceeding affecting the rights of creditors

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generally ("Bankruptcy") or (ii) if pursuant to the Code, by operation of law or otherwise, BKC is required to grant its consent to the sale of the NV Equity Interests or Voting Equity Interests (each as defined in the BKC Intercreditor Agreement) or such a sale or other transfer takes place without BKC's consent.

         (b) Notwithstanding anything in this letter agreement to the contrary, this letter agreement shall have no effect on or change the order of creditor priorities between MCIT and BKC under the Code or in any proceeding thereunder.

         As used herein, the following terms shall have the following meanings:

         "Mezzanine Recovery Amount" means, for purposes of determining the occurrence and extent of subordination under this letter agreement, an amount equal to all proceeds received by or on behalf of the Company in connection with a transfer or assignment of any Voting Equity Interest (as defined in the BKC Intercreditor Agreement) concurrently with any exercise either by the Senior Agent under the Senior Pledge Agreement or by the Mezzanine Agent of its rights pursuant to Section 3.4 of the Mezzanine Pledge Agreement, in each case with respect to NV Equity Interests (as defined in the BKC Intercreditor Agreement) and provided that BKC shall have given its prior written consent to such transfer or assignment.

         "Mezzanine Debt" means all indebtedness, obligations and liabilities of the Company to the holders of MCIT Notes and Seller Notes, whether now existing or hereafter created, arising out of or under the Purchase Agreement, the other Purchase Documents (as defined in the Purchase Agreement) or the Seller Notes, including all principal, interest (including interest accruing after the commencement of bankruptcy, insolvency or similar proceedings with respect to the Company, whether or not the claim therefor shall be enforceable) and other amounts payable under any letter of credit reimbursement agreement, bankers acceptance, note or instrument issued under the Purchase Agreement; provided, however, that the aggregate principal amount of Mezzanine Debt for purposes of the subordination provisions hereof shall not at any time exceed the then Mezzanine Recovery Amount.




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                         Very truly yours,

                         MEZZANINE CAPITAL & INCOME
                           TRUST 2001 PLC, as Mezzanine
                           Agent


                        By:____________________________
                                     Name:
                                    Title:



SO AGREED this 1st day
  of September, 1994

BURGER KING CORPORATION


By:____________________________
   Name:
   Title:


CONSENTED TO AND ACKNOWLEDGED
  this 1st day of September, 1994

NRE HOLDINGS, INC.


By:____________________________
   Name:
   Title:


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